Exhibit 10(a)

                                                               DRAFT:  05/28/96

                              AMENDED AND RESTATED

                           PURCHASE AND SALE AGREEMENT

                                      among

                          OWENS & MINOR MEDICAL, INC.,

                        as an Originator and as Servicer,

                     STUART MEDICAL, INC., as an Originator,

                              the other Originators

                         that may become parties hereto

                               from time to time,

                              OWENS & MINOR, INC.,

                             as Parent and Guarantor

                                       and

                               O&M FUNDING CORP.,

                            as the Initial Purchaser

                            Dated as of May 28, 1996

                                               TABLE OF CONTENTS

                                                                                                               PAGE

                                    ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

                  SECTION 1.1.              Agreement to Purchase and Sell......................................  2
                  SECTION 1.2.              Timing of Purchases.................................................  2
                  SECTION 1.3.              Calculation of Purchase Price.......................................  3
                  SECTION 1.4.              Definitions and Calculations Related to
                                            Purchase Discount...................................................  4

                  SECTION 1.5.  Purchase Price Payments.........................................................  5
                  SECTION 1.6.  The Initial Purchaser Note......................................................  6
                  SECTION 1.7.              Initial Purchaser Agreement to Make
                                            Demand Loans........................................................  7

                  SECTION 1.8.              Deemed Collections, Etc.............................................  7
                  SECTION 1.9.              No Recourse.........................................................  8
                  SECTION 1.10.             True Sales..........................................................  8
                  SECTION 1.11.             Payments and Computations, Etc......................................  9
                  SECTION 1.12.  Facility Fee...................................................................  9

                                   ARTICLE II

                  CONDITIONS TO PURCHASES; REPRESENTATIONS AND
           WARRANTIES; COVENANTS; PURCHASE AND SALE TERMINATION EVENTS

                  SECTION 2.1.              Conditions to Purchases............................................. 12
                  SECTION 2.2.              Representations and Warranties;
                                            Covenants........................................................... 12

                  SECTION 2.3.              Purchase and Sale Termination Events................................ 12

                                   ARTICLE III

                                 INDEMNIFICATION

                  SECTION 3.1.              Indemnities by the Originators; Taxes............................... 13
                  SECTION 3.2.              Contribution........................................................ 19

                                   ARTICLE IV

                ADMINISTRATION AND COLLECTIONS; ADDITIONAL RIGHTS

               AND OBLIGATIONS IN RESPECT OF THE POOL RECEIVABLES

                  SECTION 4.1.              Servicing of Pool Receivables and

                                            Related Assets...................................................... 20

                  SECTION 4.2.              Rights of the Initial Purchaser;

                                            Enforcement Rights.................................................. 20

                                       -i-







                  SECTION 4.3.              Responsibilities of the Originators................................. 22
                  SECTION 4.4.              Further Action Evidencing Purchases................................. 23

                                    ARTICLE V

                                    GUARANTEE

                  SECTION 5.1.              Guarantee........................................................... 24
                  SECTION 5.2.              Representation and Warranty......................................... 26
                  SECTION 5.3.              Subrogation......................................................... 26

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1.              Additional Originators.............................................. 26
                  SECTION 6.2.              Amendments, Etc..................................................... 27
                  SECTION 6.3.              Notices, Etc........................................................ 27
                  SECTION 6.4.              Acknowledgment and Consent.......................................... 27
                  SECTION 6.5.              Binding Effect; Assignability....................................... 28
                  SECTION 6.6.              Costs and Expenses.................................................. 29
                  SECTION 6.7.              No Proceedings; Limitation on Payments.............................. 29
                  SECTION 6.8.              GOVERNING LAW AND JURISDICTION...................................... 29
                  SECTION 6.9.              Execution in Counterparts........................................... 30
                  SECTION 6.10.             Survival of Termination............................................. 30
                  SECTION 6.11.             WAIVER OF JURY TRIAL................................................ 30
                  SECTION 6.12.             Entire Agreement.................................................... 30
                  SECTION 6.13.             Headings............................................................ 31


EXHIBIT I                  CONDITIONS OF PURCHASES

EXHIBIT II                 REPRESENTATIONS AND WARRANTIES

EXHIBIT III                COVENANTS

EXHIBIT IV                 PURCHASE AND SALE TERMINATION EVENTS

SCHEDULE I                 TRADE NAMES AND LOCATIONS

SCHEDULE II                LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

ANNEX A                    FORM OF INITIAL PURCHASER NOTE

ANNEX B                    FORM OF ORIGINATOR NOTE

ANNEX C                    OPINION CERTIFICATE

         This AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of May 28, 1996 among OWENS & MINOR MEDICAL, INC. ("O&M Medical"), a Virginia corporation, as an Originator and as initial Servicer, STUART MEDICAL, INC. ("Stuart"), a Pennsylvania corporation, as an Originator, the other Originators which may from time to time become parties hereto pursuant to Section 6.1 hereof (each individually an "Originator" and, with O&M Medical and Stuart, collectively the "Originators"), OWENS & MINOR, INC., as Parent and Guarantor (the "Parent") and O&M FUNDING CORP., a Virginia corporation, as Initial Purchaser (the "Initial Purchaser").

                             PRELIMINARY STATEMENTS

         A. Unless otherwise defined herein or the context otherwise requires, certain terms that are used throughout this Agreement (including the Exhibits hereto) are defined in Exhibit I to the Amended and Restated Receivables Purchase Agreement, dated of even date herewith, among the Initial Purchaser, the Servicer, Receivables Capital Corporation, as Issuer, and Bank of America National Trust and Savings Association, as Administrator (as the same may be amended, modified or supplemented from time to time, the "Amended and Restated Receivables Purchase Agreement"). Any reference to "this Agreement" or "the Purchase and Sale Agreement", including any such reference in any Exhibit hereto, shall mean this Agreement in its entirety, including the Exhibits and other attachments hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.

         B. O&M Medical, Parent and the Initial Purchaser have entered into a Purchase and Sale Agreement dated as of December 28, 1995 (the "Original Purchase and Sale Agreement"). Such parties wish to amend and restate the Original Purchase and Sale Agreement as set forth herein, and Stuart wishes to become a party hereto as an Originator.

         C. The Originators wish to sell Pool Receivables that each now owns and from time to time hereafter will own to the Initial Purchaser, and the Initial Purchaser is willing, on the terms and subject to the conditions contained in this Agreement, to purchase such Pool Receivables from each of the Originators at such time.

         D. The Initial Purchaser has entered into the Amended and Restated Receivables Purchase Agreement, pursuant to which, among other things, the Initial Purchaser may sell to the Issuer undivided ownership interests in the Pool Receivables and Related Assets.

         E. It is a condition precedent for Issuer and the Originators to enter into this Agreement that Parent guaranty the performance of each Originator hereunder, and Parent is willing to guaranty such performance.

         In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree that the Original Purchase and Sale Agreement is amended and restated, effective as of the Restatement Effective Date, to read in full as follows:

                                    ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 1.1. Agreement to Purchase and Sell. On the terms and conditions hereinafter set forth, each Originator agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from each of the Originators, at the times set forth in Section , but prior to the Purchase and Sale Termination
Date, such Originator's right, title, and interest in, to and under (a) all Pool Receivables of each of the Originators, (b) all Related Security with respect to such Pool Receivables and
(c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. The items listed in clauses (b) and (c) of the preceding sentence in relation to any Pool Receivables are herein collectively called the "Related Assets" or, with respect to any such Pool Receivable, the "Related Asset".


         SECTION 1.2.               Timing of Purchases.

         (a) Initial Purchase. All of the Pool Receivables and the Related Assets of each of the Originators that exist at the close of such Originator's business on the date of the initial purchase from such Originator hereunder (other than Pool Receivables contributed by O&M Medical to the Initial Purchaser pursuant to the Subscription Agreement) shall be deemed to have been sold to the Initial Purchaser on the date of the initial purchase from such Originator without any formal or other instrument of assignment and without further action by any Person.

         (b) Regular Purchases. After the date of the initial purchase hereunder from each Originator until the Purchase and Sale Termination Date, each Pool Receivable and Related Asset of such Originator shall be deemed to have been sold to the Initial Purchaser pursuant hereto immediately (and without any formal or other instrument of assignment and without further action by any Person) upon the creation of such Pool Receivable.

         (c) Lock-Box Accounts. Each of the Originators hereby sells to the Initial Purchaser, and the Initial Purchaser hereby purchases from each Originator, all of such Originator's right, title and interest in (but not such Originator's obligations with respect to) the Lock-Box Accounts, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, and all related agreements between any Originator and the Lock-Box Banks.

         SECTION 1.3. Calculation of Purchase Price. On the fifteenth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day (a "Payment
Date"), the Servicer shall deliver to the Initial Purchaser, the Administrator and each of the Originators a monthly Seller Report with respect to the Initial Purchaser's purchases of Pool
Receivables and Related Assets from each such Originator during the Purchase Period immediately preceding such Reporting Date.
"Purchase Period" means, with respect to the Receivables, each calendar month. The Initial Purchaser shall pay for the Pool
Receivables and Related Assets purchased by it during any Purchase Period on the Payment Date for such Purchase Period, or, in the case of the initial purchase from any Originator hereunder, on the date of such purchase, by an increase in the outstanding amount of each applicable Initial Purchaser Note, it being understood that the Initial Purchaser will pay the Initial
Purchaser Note of any Originator in respect of such initial purchase from such Originator promptly after, and to the extent that, cash is available to the Initial Purchaser for such purpose under the Amended and Restated Receivables Purchase Agreement.
The "Purchase Price" to be paid to the applicable Originator on each Payment Date (or other applicable date in the case of the initial purchase from such Originator) for the Pool Receivables and Related Assets sold by such Originator pursuant to Section
1.2 during the Purchase Period immediately preceding such Payment
Date shall be set forth in the relevant Seller Report (or, in the case of the initial purchase from such Originator, in a calculation delivered by the Servicer at the time of such initial purchase based on the November 30, 1995 Month End Date, in the case of the initial purchase from O&M Medical, or the April 30, 1996 Month End Date, in the case of the initial purchase from Stuart (or such other date agreed upon in the applicable
Supplement)) and shall be determined in accordance with the following formula:

         PP       =        AOB - PD

         where:

         PP       =        the Purchase Price to be paid to such Originator
                           on the relevant Payment Date (or other applicable date in the case of the initial purchase from such Originator).

         AOB      =        the aggregate Outstanding Balance of the Pool
                           Receivables that were purchased from such Originator during the Purchase Period immediately preceding such Payment Date or on the date of the initial purchase from such Originator. (For purposes of this calculation, the Outstanding
                           Balance of a Pool Receivable shall be measured only at the time of such Pool Receivable's creation and sale (or in the case of the initial purchase from such Originator, sale) to the Initial Purchaser.)

         PD = the Purchase Discount as measured on such Payment Date pursuant to Section 1.4.

         For purposes of calculating the Purchase Price payable in connection with the initial purchase hereunder from any Originator, the AOB shall be estimated based on the aggregate Outstanding Balance of the Pool Receivables on the November 30, 1995 Month End Date, in the case of the initial purchase from O&M Medical, or the April 30, 1996 Month End Date in the case of the initial purchase from Stuart, or such other date as is agreed upon in the applicable Supplement. In connection with the delivery of the first Seller Report following the initial purchase hereunder from any Originator, the actual aggregate Outstanding Balance of the Pool Receivables of the applicable Originator on the November 30, 1995 Month End Date or the April 30, 1996 Month End Date, as the case may be (or such other date agreed upon in the applicable Supplement) will be calculated by the Servicer and appropriate adjustments will be made to the applicable Purchase Price payable to such Originator on subsequent Payment Dates and to the applicable Initial Purchaser Note, to reflect any excess or deficiency in the Purchase Price paid on the date of the initial purchase from such Originator.

         SECTION 1.4.               Definitions and Calculations Related to
Purchase Discount.

         (a) Purchase Discount. (i) "Purchase Discount" for the Pool Receivables and Related Assets which were purchased from O&M
Medical on or before May 31, 1996 will be calculated as provided in the Original Purchase and Sale Agreement.

                  (ii) "Purchase Discount" for the Pool Receivables and Related Assets that were purchased from any Originator other than O&M Medical during the Purchase Period immediately preceding a Payment Date (or on the initial purchase date for such Originator), or from O&M Medical during any

         Purchase Period which commences on or after June 1, 1996, shall be determined in accordance with the following formula:

         PD =              AOB x WALD

         where:

         PD       =        the Purchase Discount as measured on such Payment
                           Date (or the initial purchase date);

         AOB, in respect of such Originator, has the meaning set
         forth in Section 1.3;                        and

         WALD = the Weighted Average Loss Discount as measured on such Payment Date (or the initial purchase date), as determined pursuant to paragraph (b) below.

         (b) Weighted Average Loss Discount. "Weighted Average Loss Discount" as measured on any Payment Date (or the initial purchase date) means the Weighted Average Loss Discount over the last three Purchase Periods ending on the Month End Date immediately preceding such Payment Date (or the initial purchase date for such Originator), calculated as the quotient of

                  (i) the sum of (A) a rate equal to three times the Six Month Loss-to-Liquidation Ratio for the most recent Purchase Period, plus (B) a rate equal to two times the Six Month Loss-to-Liquidation Ratio for the second most recent Purchase Period, plus (C) a rate equal to the actual Six Month Loss-to-Liquidation Ratio for the third most recent Purchase Period, divided by

                  (ii)  six.

         SECTION 1.5. Purchase Price Payments. On the date of the initial purchase from each Originator, and on each Payment Date falling after the date of the initial purchase pursuant to Section , on the terms and subject to the conditions of this Agreement, the Initial Purchaser shall pay to each Originator the Purchase Price for the Pool Receivables and Related Assets which were purchased from such Originator on the date of such initial purchase or during the immediately preceding Purchase Period, as the case may be, as follows:

                  (i) First, by making a cash payment to or at the direction of each Originator to the extent that the Initial Purchaser has cash available to make such payment subject to the terms of clause m of
         Exhibit V to the Amended and Restated Receivables Purchase Agreement;

                  (ii) Second, in the case of O&M Medical, to the extent any portion of the Purchase Price payable to O&M Medical remains unpaid, the principal amount outstanding under the Originator Note of O&M Medical automatically shall be reduced and deemed paid in an amount equal to such remaining Purchase Price, until such outstanding principal amount is reduced to zero; and

                  (iii) Third, in the case of each Originator, to the extent any portion of the Purchase Price payable to such Originator remains unpaid, the principal amount outstanding under the Initial Purchaser
         Note issued to such Originator automatically shall be increased in an amount equal to such remaining Purchase Price.

         In the event that there is insufficient cash available to the Initial Purchaser to pay all Originators in full the Purchase Prices payable to such Originators on any Payment Date, the available cash will be allocated to the Originators pursuant to clause First above pro rata according to the respective aggregate Outstanding Balance of the Pool Receivables sold by such Originators hereunder during the applicable Purchase Period.

         SECTION 1.6.  The Initial Purchaser Note.

         (a) On or prior to the date hereof with respect to O&M Medical and Stuart (or at the time of execution and delivery of the Supplement applicable to any other Originator), the Initial Purchaser shall deliver to such Originator a promissory note in the form of Annex to this Agreement payable to the order of such Originator (such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being called an "Initial Purchaser Note"), which Initial Purchaser Note shall, in accordance with its terms, be subordinated to all interests in Pool Receivables and Related Assets and all obligations of the Initial Purchaser, of any nature, whether now or hereafter arising, under or in connection with the Amended and Restated Receivables Purchase Agreement.

         (b) The Servicer shall hold each Initial Purchaser Note for the benefit of the Originator to which it is payable, and shall make all appropriate record-keeping entries with respect to each of the Initial Purchaser Notes or otherwise to reflect payments on and adjustments of each such Initial Purchaser Note. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on each Initial Purchaser Note at any time. Each Originator hereby irrevocably authorizes the Servicer to mark its Initial Purchaser Note "CANCELLED" and to return such Initial

Purchaser Note to the Initial Purchaser upon the full and final payment thereof after the Purchase and Sale Termination Date.

         SECTION 1.7. Initial Purchaser Agreement to Make Demand Loans. On the terms and subject to the conditions set forth in this Agreement and in the Amended and Restated Receivables Purchase Agreement, the Initial Purchaser agrees to make demand loans (each such loan being herein called an "Originator Loan") to O&M Medical prior to the Purchase and Sale Termination Date in such amounts as O&M Medical may request from time to time; provided, however, that:
(a) the Originator Loans made to O&M Medical shall be evidenced by a demand promissory note in the form of Annex B to this Agreement issued by O&M Medical to the order of the Initial Purchaser (such demand promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in accordance with the Transaction Documents, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being called the "Originator Note");

         (b) no Originator Loan shall be made to the extent that the making of such Originator Loan would violate clause m of Exhibit V to the Amended and Restated Receivables Purchase Agreement.

         SECTION 1.8.               Deemed Collections, Etc.

         (a) If on any day the Outstanding Balance or any portion of any Pool Receivable is reduced or adjusted as a result of any Dilution Adjustment, the Originator that sold such Pool Receivable to the Initial Purchaser shall deliver to the Servicer in same day funds an amount equal to the portion of such Pool Receivable which constitutes such Dilution Adjustment for application by the Servicer to the same extent as if Collections of such amount of the Outstanding Balance of such Pool Receivable had actually been received on such date;

         (b) if on any day any of the representations or warranties in paragraph
(g) of Exhibit II hereto is not true with respect to any Pool Receivable, the Originator which sold such Pool Receivable hereunder shall deliver to the Servicer in same day funds an amount equal to the Outstanding Balance of such Pool Receivable for application by the Servicer to the same extent as if Collections of such amount of the Outstanding Balance of such Pool Receivable had actually been received on such date;

         (c) except as provided in paragraph (a) or (b) of this Section, or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing or otherwise clearly indicates its payment for application to specific Receivables; and

         (d) if and to the extent the Initial Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official for an Obligor in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received and the Pool Receivable to which such amount has been applied shall be reinstated.

         SECTION 1.9. No Recourse. Except as specifically provided in this Agreement, the purchase and sale of Pool Receivables and Related Assets under this Agreement shall be without recourse to the applicable Originator; provided that each Originator shall be liable to the Initial Purchaser for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of this Agreement, it being understood that such obligation of the Originators will not arise on account of the failure of the Obligor for credit reasons to make any payment in respect of a Pool Receivable.

         SECTION 1.10.              True Sales.

         (a) Each of the Originators and the Initial Purchaser intend the transactions hereunder to constitute true sales (or where the Subscription Agreement applies, conveyances in the form of capital contributions) of Pool Receivables, Related Assets and the Lock-Box Accounts (and the other items described in Section 1.2(c)) by each of the Originators to the Initial Purchaser providing the Initial Purchaser with the full benefits of ownership thereof, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from the Initial Purchaser to any Originator.

         (b) In the event (but only to the extent) that the conveyance of Pool Receivables and Related Assets hereunder is characterized by a court or other Governmental Authority as a loan rather than a sale, each Originator shall be deemed hereunder to have granted to the Initial Purchaser a security interest in all of such Originator's right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables of such Originator, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Pool Receivable, (D) the Lock-Box Accounts, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, and all related agreements between such Originator and the Lock-Box Banks, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. Such security interest shall secure all of such Originator's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Initial Purchaser shall have, with respect to the property described in this Section 1.10(b), and in addition to all the other rights and remedies available to the Initial Purchaser under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

         SECTION 1.11.              Payments and Computations, Etc.

         (a) All amounts to be paid or deposited by an Originator or the Servicer hereunder shall be paid or deposited no later than 1:00 p.m. (New York City time) on the day when due in same day funds. All amounts received after 1:00 p.m. (New York City time) will be deemed to have been received on the immediately succeeding Business Day.

         (b) Each Originator shall, to the extent permitted by law, pay interest on any amount not paid or deposited by such Originator (whether as Servicer or otherwise) when due hereunder, at an interest rate per annum equal to 2.0% per annum above the Base Rate, payable on demand.

         (c) All computations of interest under Section 1.11(b) and all computations of the Purchase Price, fees, and other amounts hereunder shall be computed on the following basis: (i) in respect of the Funding Rate pursuant to
Section 1.12, when such computation is based on the Base Rate, and the Base Rate is determined by Bank of America's "reference rate", such computations shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed; and (ii) all other such computations shall be made on the basis of a 360-day year and actual days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         SECTION 1.12. Facility Fee. (a) In consideration for the agreement by the Initial Purchaser to provide the receivables purchase facility hereunder and to purchase Pool Receivables and Related Assets from the Originators pursuant to this Agreement, each Originator agrees to pay the Initial Purchaser a facility fee (the "Facility Fee") as set forth in this Section 1.12. The Facility Fee shall accrue from (i) in the case of O&M Medical,

June 1, 1996, and (ii) in the case of each other Originator, from the date of the initial purchase from such Originator hereunder, in each case to the Purchase and Sale Termination Date, and shall be payable in arrears by such Originator on each Payment Date and on the Purchase and Sale Termination Date.

         (b) The Facility Fee payable by each Originator on any Payment Date and on the Purchase and Sale Termination Date shall be calculated in accordance with the following formula:

         FF       =        FFOB x FFP

         where:

         FF       =        the Facility Fee payable by such Originator on
                           such date.

         FFOB     =        the aggregate Outstanding Balance of the Pool
                           Receivables that were purchased from such Originator during the Purchase Period immediately preceding such Payment Date or the Purchase and Sale Termination Date. (For purposes of this calculation, the Outstanding Balance of a Pool
                           Receivable shall be measured only at the time of such Pool Receivable's creation and sale (or in the case of the initial purchase from any Originator, sale) to the Initial Purchaser.)

         FFP      =        the Facility Fee Percentage as measured on such
                           Payment Date (or the Purchase and Sale Termination
                           Date), as determined pursuant to paragraph (c) below.

         (c) Facility Fee Percentage. "Facility Fee Percentage" as measured on any Payment Date (or the Purchase and Sale
Termination Date) means for each Originator a percentage determined in accordance with the following formula:

         FFP      =        (OTD/360) x FR

         where:

         FFP      =        the Facility Fee Percentage as measured on such
                           Payment Date (or the Purchase and Sale Termination
                           Date);

         OTD = the "Originator Turnover Days" for such Originator, which shall be equal to the product of (x) the quotient of (i) the aggregate Outstanding Balance of Pool Receivables originated by such Originator during the Purchase Period which occurs two months prior to the month in which such Payment Date (or the Purchase and Sale Termination Date) occurs, divided by (ii) the aggregate amount of the Collections received during the Purchase Period ending on the Month End Date immediately preceding such Payment Date (or the Purchase and Sale Termination Date) on Pool Receivables originated by such Originator, multiplied by (y) the number of days in the calendar month coinciding with such Purchase Period; and

         FR = the Funding Rate as measured on such Payment Date, as determined pursuant to paragraph (d) below.

         (d)  Funding Rate.  "Funding Rate" as measured on any
Payment Date (or the Purchase and Sale Termination Date) means a per annum percentage rate determined in accordance with the following formula:

         FR       =        0.02% + DRP + SFP + EXP

         where:

         FR       =        the Funding Rate as measured on such Payment Date
                           (or the Purchase and Sale Termination Date);

         DRP      =        the "Discount Rate Percentage", which shall be
                           equal to a fraction (expressed as a percentage)
                           (x) the numerator of which is the sum of the products obtained by multiplying (A) each CP Rate or Alternate Rate applicable to each Portion of Capital outstanding as of the first day of the calendar month ending immediately prior to such Payment Date (or the Purchase and Sale Termination
                           Date), times (B) the amount of the Portion of Capital to which such CP Rate or Alternate Rate applied on such first day, and (y) the denominator of which is the aggregate outstanding amount of Capital on such first day;

         SFP      =        the "Servicer's Fee Percentage", which shall be
                           equal to the per annum percentage rate
                           contemplated by the definition of Servicing Fee;
                           and

         EXP  =            the amount, which shall be equal to a fraction
                           (expressed as a percentage), (x) the numerator of which is the sum of any fees, costs and expenses incurred by the Initial Purchaser during the Purchase Period preceding such Payment Date or
                           Purchase and Sale Termination Date (and not accounted for in the Discount Rate Percentage), including without limitation reserve costs, tax payments and indemnity obligations of the Initial
                           Purchaser for which the Initial Purchaser is not indemnified pursuant to this Agreement and (y) the denominator of which is the aggregate Outstanding
                           Balance of the Pool Receivables that were purchased from such Originator during the Purchase Period immediately preceding such Payment Date or Purchase and Sale Termination Date; provided, however, that, for purposes of minimizing fluctuations in the rate calculated as the Funding Rate, the Servicer may allocate and spread any unscheduled or unaccruable costs and expenses of the Initial Purchaser over several Payment Dates and the Purchase and Sale
                           Termination Date at the Servicer's reasonable discretion, subject to the requirement that such allocation be reasonably calculated to allow the Initial Purchaser to recover such costs and expenses over a reasonable period of time.

                                   ARTICLE II

                  CONDITIONS TO PURCHASES; REPRESENTATIONS AND
           WARRANTIES; COVENANTS; PURCHASE AND SALE TERMINATION EVENTS

         SECTION 2.1. Conditions to Purchases. The obligation of the Initial Purchaser to make any purchase of Pool Receivables and Related Assets hereunder is subject to (a) the occurrence of the Restatement Effective Date and (b) satisfaction of the conditions to purchase set forth in Exhibit I hereto.

         SECTION 2.2. Representations and Warranties; Covenants. Each Originator hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, in each case, as applicable to such Originator as set forth in Exhibits II and III, respectively, hereto.

         SECTION 2.3. Purchase and Sale Termination Events. If any of the Purchase and Sale Termination Events set forth in
Exhibit IV hereto shall occur, the Initial Purchaser may, with the prior written consent of the Administrator, by notice to each of the Originators (with a copy to the Administrator), declare the Purchase and Sale Termination Date to have occurred; provided that automatically upon the occurrence of a Termination Event described in clause (f) of Exhibit IV hereto, the Purchase and Sale Termination Date shall occur.

         The agreement of the Originators to sell Pool Receivables and Related Assets hereunder, and the agreement of the Initial Purchaser to purchase Pool Receivables and Related Assets from the Originators hereunder, shall terminate automatically on the earlier to occur of (i) the Purchase and Sale Termination Date and (ii) the Facility Termination Date. Notwithstanding the occurrence of the Purchase and Sale Termination Date, all obligations of each Originator under the Transaction Documents that shall have arisen prior to the Purchase and Sale Termination Date shall survive until each such obligation has been finally and fully paid and performed by such Originator.

         Upon the occurrence of a Purchase and Sale Termination Event, the Initial Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of a Purchase and Sale Termination Event hereunder shall not deny to the Initial Purchaser any remedy to which the Initial Purchaser may be otherwise appropriately entitled, whether by statute or applicable law, at law or in equity.

                                   ARTICLE III

                                 INDEMNIFICATION

         SECTION 3.1. (a) Indemnities by the Originators; Taxes. Without limiting any other rights which the Initial Purchaser or any Securitization Party may have hereunder or under applicable law, each Originator hereby agrees to indemnify the Initial Purchaser and each Securitization Party from and against any and all Indemnified Amounts actually incurred by them arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or the ownership of any Pool Receivable or Related Asset, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or violation of applicable law on the part of the Initial Purchaser or such Securitization Party, as the case may be, seeking such indemnity (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (c) any taxes imposed on such Indemnified Party. Without limiting or being limited by the foregoing, but subject to the exclusions set forth in the preceding sentence, each Originator shall pay to the Initial Purchaser and each Securitization Party (within three Business Days after written demand for such indemnification) any and all amounts necessary to indemnify the Initial Purchaser and such Securitization Party from and against any and all Indemnified Amounts actually incurred relating to or resulting from any of the following:

                     (i) the failure of any information provided by such Originator, as Servicer or otherwise, to the Initial Purchaser, the Issuer, the Administrator or the Servicer with respect to Pool Receivables or this Agreement to be true and correct;

                    (ii) the failure of any representation or warranty or statement made or deemed made by such Originator (or any of its officers), as Servicer or otherwise, under or in connection with this Agreement to have been true and correct when made;

                   (iii) the failure by such Originator, as Servicer or otherwise, to comply with any applicable law, rule or regulation with respect to any Pool Receivable or any Related Asset; or the failure of any Pool Receivable or Related Asset to conform to any such applicable law, rule or regulation;

                    (iv) the failure to vest in the Initial Purchaser a valid and enforceable (A) perfected ownership interest in each Pool Receivable at any time existing and the Related Assets and Collections with respect thereto and (B) perfected ownership interest in the items described in Section 1.10(b), in each case free and clear of any Adverse Claim;

                     (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables and the Related Assets and Collections in respect thereof, whether at the time of any purchase or at any subsequent time;

                    (vi) any dispute, claim, offset or defense of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of each Obligor enforceable against it in accordance with its terms but excluding a defense based on a discharge of such obligation in the bankruptcy of the applicable Obligor), or any other claim resulting from the sale of goods or services related to such Pool Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Pool Receivable (if such collection activities were performed by the Originator, or any of its Affiliates, acting as Servicer or by any agent or independent contractor retained by the Originator or any of its Affiliates);

                   (vii) any failure of such Originator, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                  (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, services or other property or rights which are the subject of any Contract;

                    (ix)  the commingling of Collections of Pool
         Receivables at any time with other funds;

                     (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of any Pool Receivable, Related Asset or Contract; or

                   (xi) any requirement that all or a portion of the distributions made to the Initial Purchaser pursuant to this Agreement shall be rescinded or otherwise must be returned to such Originator for any reason.

         (b) Taxes. (i) Any and all payments made hereunder to the Initial Purchaser or an Affected Person shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding: (A) taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of the Initial Purchaser or such Affected Person by the jurisdiction under the laws of which the Initial Purchaser or such Affected Person is organized or has its applicable lending office or any political subdivision of any thereof and (B) taxes that would not have been imposed if the only connection between the Initial Purchaser or such Affected Person and the jurisdiction imposing such taxes was the activities of the Initial Purchaser or such Affected Person pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing this Agreement) (all such excluded taxes, levies, imposts, deductions, changes, withholding and liabilities collectively or individually referred to herein as "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities collectively or individually referred to herein as "Taxes"). If any Originator or Servicer shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Initial Purchaser or any Affected Person: (A) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(b)) the Initial Purchaser or such Affected Person shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Originator or Servicer shall make such deductions and (C) the Originator or Servicer shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (ii) In addition, each Originator and Servicer agrees to pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies, but excluding any Excluded Taxes) imposed upon the Initial Purchaser or any Affected Person as a result of the transactions contemplated by this Agreement or that arise from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement ("Other Taxes").

                  (iii) Each Originator, Servicer and the Parent hereby jointly and severally agree to indemnify the Initial Purchaser and each Affected Person from and against the full amount of Taxes and Other Taxes arising out of this Agreement or any other Transaction Document (whether directly or indirectly) imposed upon or paid by such Person and any liability (including penalties, interest, and expenses (including Attorney Costs)) arising with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such amounts prepared by the Initial Purchaser or an Affected Person, absent manifest error, shall be final, conclusive, and binding for all purposes. Such indemnification shall be made within 30 days after the date the Initial Purchaser or Affected Person makes a timely written demand therefor or the time at which such amount is payable after a timely written demand therefor has been made, whichever is earlier. A written demand will be considered "timely" for purposes of the preceding sentence only if it is received by the Parent no later than 180 days after the earlier of (A) the date on which the Initial Purchaser or such Affected Person as the case may be, making such demand, makes such payment of Taxes or Other Taxes or liability arising therefrom or with respect thereto and (B) the date on which the relevant Governmental Authority or other party makes written demand upon the Initial Purchaser or such Affected Person as the case may be, making such demand, for payment of such Taxes or Other Taxes or liability arising therefrom or with respect thereto.

                  (iv) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Servicer, the Parent or any Originator to a Governmental Authority hereunder, such Person will deliver to the Initial Purchaser or the relevant Affected Person the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
         Section 3.1(b) shall survive the termination of this Agreement.

                  (vi) Each Program Support Provider that is granted a participating interest in the Purchased Interest and is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia (each a "Non-U.S. Purchaser") shall deliver to the Initial Purchaser or the Administrator: (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable), or (B) in the case of a Non-U.S. Purchaser claiming an exemption from U.S. federal withholding tax under
         Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 (or any subsequent versions thereof or successors thereto) and a certificate representing that such Non-U.S. Purchaser is not a bank for purposes of Section 881(c) of the Code, in either case properly completed and duly executed by such Non-U.S. Purchaser claiming complete exemption from U.S. federal withholding tax on payments by the Seller under this Agreement. Such forms shall be delivered by each Non-U.S. Purchaser before the date it receives its first payment with respect to a Purchased Interest, and before the date it receives its first payment with respect to a Purchased Interest occurring after the date, if any, that such NonU.S. Purchaser changes its applicable lending office by designating a different lending office (a "new Landing Office"). In addition, each Non-U.S. Purchaser shall deliver such forms promptly after (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser. Notwithstanding any other provision of this
         Section 3.1(b)(vi), a Non-U.S. Purchaser shall not be required to deliver any form pursuant to this Section 3.1(b)(vi) that such Non-U.S. Purchaser is not legally able to deliver. Each Program Support Provider (other than any exempt person as described in applicable Treasury Regulations) that is granted a participating interest in the Purchased Interest and is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Initial Purchaser or the Administrator an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Program Support Provider.

                  (vii) The Originators, the Parent and the Servicer shall not be required to indemnify any Non-U.S. Purchaser, or to pay any additional amounts to any Non-U.S. Purchaser, in respect of United States federal withholding tax (or any withholding tax imposed by a state that applies only when such United States federal withholding tax is imposed) pursuant to this Section 3.1(b) to the extent that: (A) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Non-U.S. Purchaser was granted a participating interest in the Purchased Interest or, with respect to payments to a New Lending Office, the date such Non-U.S. Purchaser designated such New Lending Office; provided, however, that this clause
         (A) shall not apply to any Non-U.S. Purchaser or New Lending Office that is granted, assigned, or transferred a participating interest in the Purchased Interest at the request of the Initial Purchaser and provided further, however, that this clause (A) shall not apply to any NonU.S. Purchaser or New Lending Office that is assigned an interest in the Purchased Interest by a Program Support Provider to the extent that the indemnity payment or additional amounts such Non-U.S. Purchaser or New Lending Office would be entitled to receive (without regard to this clause (A)) do not exceed the indemnity payment or additional amounts that the Program Support Provider making the assignment to such Non-U.S. Purchaser or New Lending Office would have been entitled to receive in the absence of such assignment; or (B) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Purchaser to comply with the provisions of paragraph (vi) above (it being understood that the Non-U.S. Purchaser shall not have failed to comply with the provisions of paragraph (vi) above if it is legally unable to deliver the forms described therein on any date after it is granted a participation interest in a Purchased Interest or designated a New Lending Office).

                  (viii) The Initial Purchaser or any Affected Person claiming any indemnity payment or additional amounts payable pursuant to this
         Section 3.1(b) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonable requested in writing by an Originator, the Parent, or the Servicer or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Initial Purchaser or such Affected Person, be otherwise disadvantageous to the Initial Purchaser or such Affected Person.

                  (ix) Nothing contained in this Section 3.1(b) shall require the Initial Purchaser or an Affected Person to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  (x) If the Initial Purchaser or any Affected Person receiving an indemnification payment from any Originator, the Servicer, or the Parent hereunder with respect to Taxes or Other Taxes or liabilities arising therefrom shall subsequently receive a refund from any taxing authority which is specifically attributable to such indemnification payment, such Purchaser or Person shall promptly pay such refund to such Originator, the Servicer, or the Parent.

         SECTION 3.2. Contribution. If for any reason the indemnification provided above in this Article (and subject to the exceptions set forth therein) is unavailable (other than by reason of a final adjudication by a court of competent jurisdiction that a claim is not within the scope of such indemnification) to the Initial Purchaser or a Securitization Party or is insufficient to hold the Initial Purchaser or a Securitization Party harmless, then the applicable Originator shall contribute to the maximum amount of Indemnified Amounts payable or paid by the Initial Purchaser or such Securitization Party in such proportion as is appropriate to reflect not only the relative benefits received by the Initial Purchaser or such Securitization Party on the one hand and such Originator on the other hand, but also the relative fault of such Securitization Party (if any) and such Originator and any other relevant equitable considerations. Upon the occurrence of the Final Payout Date, the applicable Originator shall be subrogated, to the extent of such Originator's payments pursuant to this Section 3.2, to the Initial Purchaser and a Securitization Party's claims relating to the subject of such indemnification payment, but neither the Initial Purchaser nor a Securitization Party shall have any duty whatsoever to take any action to preserve such subrogated rights of any Originator or refrain from taking any action which impairs or may impair such subrogated rights of any Originator.

                                   ARTICLE IV

                ADMINISTRATION AND COLLECTIONS; ADDITIONAL RIGHTS
               AND OBLIGATIONS IN RESPECT OF THE POOL RECEIVABLES

         SECTION 4.1. Servicing of Pool Receivables and Related Assets. Consistent with the Initial Purchaser's ownership of the Pool Receivables and the Related Assets, the Initial Purchaser shall have the sole right to service, administer and collect the Pool Receivables, to assign such right and to delegate such right to others. In consideration of the Initial Purchaser's purchase of the Pool Receivables and the Related Assets, each Originator agrees to cooperate fully with the Initial Purchaser to facilitate the full and proper performance of such duties and obligations for the benefit of the Initial Purchaser, the Issuer and the Administrator. To the extent that the Initial Purchaser, individually or through the Servicer, has granted or grants powers of attorney to the Administrator under the Amended and Restated Receivables Purchase Agreement, each Originator hereby grants a corresponding power of attorney on the same terms to the Initial Purchaser. Each Originator hereby acknowledges and agrees that the Initial Purchaser, in all of its capacities, shall assign to the Administrator for the benefit of the Issuer and the Administrator such powers of attorney and other rights and interests granted by such Originator to the Initial Purchaser hereunder, and agrees to cooperate fully with the Administrator in the exercise of such rights. Until the Administrator gives notice to the Seller and the Servicer of the designation of a new Servicer, Owens & Minor Medical, Inc. will perform the duties and obligations of the Servicer.

         SECTION 4.2.               Rights of the Initial Purchaser;
Enforcement Rights.

         (a) The Initial Purchaser shall have no obligation to account for, to replace, to substitute or to return any Pool Receivable and Related Asset to any Originator. The Initial Purchaser shall have no obligation to account for, or to return to any Originator, Collections, or any interest or other finance charge collected pursuant thereto, without regard to whether such Collections and charges are in excess of the Purchase Price for such Pool Receivables and Related Assets.

         (b) The Initial Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Pool Receivables and Related Assets, and all of the Initial Purchaser's right, title and interest in, to and under this Agreement, on whatever terms the Initial Purchaser shall determine, pursuant to the Amended and Restated Receivables Purchase Agreement or otherwise.

         (c) The Initial Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Pool Receivables and Related Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

         (d) At any time following the designation of a Servicer (other than O&M Medical or any of its Affiliates) pursuant to Section 4.1 of the Amended and Restated Receivables Purchase
Agreement:

                   (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Administrator or its designee;

                  (ii) the Administrator may instruct each Originator to give notice of the Initial Purchaser's or the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and upon such instruction from the Administrator each Originator shall give such notice at its expense; provided, that if any Originator fails to so notify each Obligor, the Administrator may so notify the Obligors; and

                  (iii) the Administrator may request any or all of the Originators to, and upon such request each applicable Originator shall,
         (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Assets, and transfer or license the use of, to the new Servicer, all software necessary or desirable to collect the Pool Receivables and the Related Assets, and make the same available to the Administrator or its designee at a place selected by the Administrator (provided that if any Originator is unable to transfer or license the use of the appropriate software to the new Servicer, such Originator shall pay to the new Servicer the amount necessary for the new Servicer to purchase the use of such software), and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

         (e) Each Originator hereby authorizes the Initial Purchaser, and irrevocably appoints the Initial Purchaser as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Originator, which appointment is coupled with an interest, to take any and all steps in the name of such Originator and on behalf of such Originator necessary or desirable, in the determination of the Initial Purchaser, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Assets, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Pool Receivables and Related Assets. Notwithstanding anything to the contrary contained in this subsection (e), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability (except for its own gross negligence or willful misconduct) if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

         SECTION 4.3. Responsibilities of the Originators. Any-thing herein to the contrary notwithstanding:

                  (a) Each Originator agrees to deliver directly to the Servicer (for the Initial Purchaser's account), within two Business Days of receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for the Initial Purchaser and shall be maintained and segregated separate and apart from all other funds and moneys of such Originator until delivery of such Collections to the Servicer; and

                  (b) Each Originator shall (i) perform all of its obligations hereunder and under the Contracts related to the Pool Receivables and Related Assets (and under its agreements with the Lock-Box Banks) to the same extent as if the Receivables, Related Assets and Lock-Box Accounts (and the other items described in Section 1.2(c)) had not been sold hereunder, and the exercise by the Initial Purchaser or its designee or assignee of the Initial Purchaser's rights hereunder or in connection herewith shall not relieve any Originator from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. Notwithstanding anything to the contrary in this Agreement, the Initial Purchaser, the Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Receivable, Related Asset, or Lock-Box Account (or any other item described in Section 1.2(c)) nor shall any of them be obligated to perform any of the obligations of any Originator under any of the foregoing.

         SECTION 4.4. Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase of the Pool Receivables and the Related Assets by the Initial Purchaser hereunder, or to enable the Initial Purchaser to exercise or enforce any of its rights hereunder or under any other Transaction Document. Each Originator further agrees from time to time, at its expense, promptly to take all action that the Initial Purchaser, the Servicer or the Administrator may reasonably request in order to perfect, protect or more fully evidence such purchase of the Pool Receivables and the Related Assets or to enable the Initial Purchaser or the Issuer (as the assignee of the Initial Purchaser) or any Program Support Provider to exercise or enforce any of its or their respective rights hereunder or under any other Transaction Document or Program Support Agreement in respect of the Pool Receivables and the Related Assets. Without limiting the generality of the fore- going, upon the request of the Initial Purchaser, each Originator will:

                  (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as the Initial Purchaser or the Administrator may reasonably determine to be necessary or appropriate; and

                  (b) mark the master data processing records evidencing the Receivables and, if requested by the Initial Purchaser or the Administrator, legend the related Contracts, to reflect the sale of the Pool Receivables and Related Assets pursuant to this Agreement, the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement.

         Each Originator hereby authorizes the Initial Purchaser or its designee or assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and Related Assets of such Originator, in each case whether now existing or hereafter generated. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Initial Purchaser or its designee or assignee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Initial Purchaser or its designee or assignee incurred in connection therewith shall be payable by such Originator under Section 6.6.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1. Guarantee. (a) Parent hereby unconditionally and irrevocably covenants and agrees that it will cause each other Originator duly and punctually to perform and observe all of the terms, conditions, covenants, agreements (including, without limitation, agreements to make payments or deemed Collections) and indemnities of each other Originator under this Agreement and the other Transaction Documents strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever any other Originator shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, Parent will duly and punctually perform and observe the same.

         (b) The liabilities and obligations of Parent, in its capacity as a guarantor under this Section 5.1, shall be absolute and unconditional under all circumstances and shall be performed by Parent regardless of (i) whether the Initial Purchaser, the Issuer (as assignee of the Initial Purchaser) or the Administrator shall have taken any steps to collect from any Originator any of the amounts payable by such Originator to the Initial Purchaser under this Agreement or shall otherwise have exercised any of their rights or remedies under this Agreement or the other Transaction Documents against such Originator or against any Obligor under any of the Pool Receivables, (ii) the validity, legality or enforceability of this Agreement or any other Transaction Documents, or the disaffirmance of any thereof in any event of bankruptcy relating to such Originator, (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any other Transaction Document or any of the rights of Issuer (as assignee of the Initial Purchaser) or the Administrator as against such Originator or as against any Obligor under any of such Pool Receivables or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any amount payable by such Originator to the Initial Purchaser, Issuer (as assignee of the Initial Purchaser) or the Administrator under this Agreement, (iv) the merger or consolidation of such Originator into or with any corporation or any sale or transfer by such Originator or all or any part of its property, (v) the existence or assertion of any Adverse Claim with respect to any Pool Receivable, or (vi) any other circumstance whatsoever (with or without notice to or knowledge of Parent) which may or might in any manner or to any extent vary the risk of Parent, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Parent that the liabilities and obligations of Parent under this Section 5.1 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as in this Agreement provided. The guaranty set forth in this Section 5.1 is a guaranty of payment and performance and not just of collection.

         (c) Without in any way affecting or impairing the liabilities and obligations of Parent, in its capacity as a guarantor under this Section 5.1, the Initial Purchaser, Issuer (as assignee of the Initial Purchaser) or the Administrator may at any time and from time to time in its discretion, without the consent of, or notice to, Parent, and without releasing or affecting Parent's liability hereunder (i) extend or change the time, manner, place or terms of this Agreement or any other Transaction Document, (ii) settle or compromise any of the amounts payable by any Originator to the Initial Purchaser or Issuer (as assignee of the Initial Purchaser) under this Agreement or subordinate the same to the claims of others, (iii) retain or obtain a lien upon or security interest in any property to secure any of the obligations hereunder,
(iv) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Parent, with respect to any of the obligations due hereunder, or (v) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution in exchange for, all or any part of any property securing any of the obligations under this Agreement, it being understood that nothing contained in this Section 5.1(c) shall give the Initial Purchaser, Issuer (as assignee of the Initial Purchaser) or the Administrator the right to take any of the foregoing actions if not permitted by the other provisions of this Agreement, by law or otherwise. Nothing in this Section 5.1(c) shall be deemed to waive any of the rights the Initial Purchaser may otherwise have.

         (d) The provisions of this Section 5.1 shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Originator, to the Initial Purchaser, Issuer (as assignee of the Initial Purchaser) or the Administrator under this Agreement is rescinded or must otherwise be restored or returned by any of such Persons, as the case may be, upon any event of bankruptcy involving any Originator, or otherwise, all as though such payment had not been made. Parent, in its capacity as a guarantor under this Section 5.1, hereby waives (i) notices of the occurrence of any default hereunder, (ii) any requirement of diligence or promptness on the part of the Initial Purchaser, Issuer (as assignee of the Initial Purchaser) or the Administrator in making demand, commencing suit or exercising any other right or remedy under this Agreement, or otherwise, and (iii) any right to require the Initial Purchaser, Issuer or the Administrator to exercise any right or remedy against any Originator or the Pool

Receivables prior to enforcing any of their rights against Parent under this
Section 5.1. Parent, in its capacity as a guarantor under this Section 5.1, agrees that, in the event of an event of bankruptcy with respect to any Originator (including Parent), and if such event shall occur at a time when all of the indemnified amounts and other amounts due from such Originator under this Agreement may not then be due and payable, Parent will pay to Initial Purchaser or Issuer (as assignee of the Initial Purchaser) forthwith the full amount which would be payable hereunder by Parent if all such indemnified amounts and other obligations were then due and payable.

         SECTION 5.2. Representation and Warranty. Parent, in its capacity as a guarantor under this Section 5.2, represents and warrants that it now has, and will continue to have, independent means of obtaining information concerning each Originator's affairs, financial condition and business. Neither the Initial
Purchaser, Issuer nor the Administrator shall have any duty or responsibility to provide Parent with any credit or other information concerning any Originator's affairs, financial condition or business which may come into the possession of the Initial Purchaser, Issuer or the Administrator.

         SECTION 5.3. Subrogation. Parent will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Obligations of each Originator shall have been paid and performed in full. If any payment shall be made to Parent on account of any subrogation rights at any time when all of the Obligations of each Originator shall not have been paid and performed in full, each and every amount so paid will be held in trust for the benefit of the Initial Purchaser and Issuer (as assignee of the Initial Purchaser) and any other applicable Person and forthwith be paid to the Administrator to be credited and applied to the Obligations of the applicable Originator to the extent then unsatisfied, in accordance with the terms of the Transaction Documents or any document delivered in connection with the Transaction Documents, as the case may be.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Additional Originators. The Parent and any Subsidiary of the Parent may become an Originator by executing a Supplement. Upon such execution of the Supplement and the satisfaction of any conditions set forth therein, such executing party will become an Originator hereunder.

         SECTION 6.2. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Originator therefrom shall be effective unless in a writing (a) signed by the Administrator and the Administrative Agent, and (b) in the case of any amendment, signed by each Originator, the Initial Purchaser, the Parent, the Administrator and the Administrative Agent. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Initial Purchaser, Administrator or Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 6.3. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

         SECTION 6.4.               Acknowledgment and Consent.

         (a) Each Originator, O&M Medical, as an Originator and as initial Servicer and the Parent, acknowledge that, contemporaneously herewith or at any time hereafter, the Initial Purchaser (i) is assigning or will assign to the Issuer, pursuant to the Amended and Restated Receivables Purchase Agreement, and to the Administrative Agent on behalf of the Parallel Purchasers under the Amended and Restated Parallel Asset Purchase Agreement one or more undivided interests in all of the Initial Purchaser's rights, title and interest in, to and under the Pool Receivables and Related Assets, and (ii) is assigning pursuant to the Amended and Restated Receivables Purchase Agreement and/or the Amended and Restated Parallel Asset Purchase Agreement all of the Initial Purchaser's right, title and interest in, to and under this Agreement, except for the Initial Purchaser's right, title and interest in, to and under the Originator Note, it being understood that such assignment shall not relieve any party hereto from (or require the Issuer, the Administrator, the Administrative Agent or any Parallel Purchaser to undertake) the performance of any term, covenant or agreement on the part of any party hereto to be performed or observed under or in connection with this Agreement. Each Originator, O&M Medical, as an Originator and as initial Servicer and the Parent, hereby consent to such assignments, including, without limitation, the assignment by the Initial Purchaser to the Issuer and/or the Administrative Agent of (i) the right of the Initial Purchaser, at any time, to enforce this Agreement against any Originator and the obligations of any Originator hereunder, (ii) the right to appoint a successor to the Servicer as set forth therein, (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of any Originator thereunder to the same extent as the Initial Purchaser may do, and (iv) all of the Initial Purchaser's rights, remedies, powers and privileges, and all claims of the Initial Purchaser against any Originator, under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity). Each of the parties hereto acknowledges and agrees that the Issuer, the Administrator, the Administrative Agent, the Parallel Purchasers and the other Affected Persons are third party beneficiaries of the rights of the Initial Purchaser arising hereunder and under the other Transaction Documents to which any Originator is a party.

         (b) Each of the Originators and the Parent hereby agrees to execute all agreements, instruments and documents, and to take all other action, that the Initial Purchaser, the Administrator or the Administrative Agent determines is necessary or reasonably desirable to evidence its consent described in Section 5.3(a).

         (c) Each of the Originators and the Parent hereby acknowledges that its obligations to the Issuer and the Administrative Agent on behalf of the Parallel Purchasers, as assignees of the Initial Purchaser, are and shall be, to the extent permitted by applicable law or not prohibited by any order of any court or administrative or regulatory authority, absolute and unconditional under any and all circumstances and shall be unaffected by any claims, offsets or other defenses any such Originator may have against the Initial Purchaser (other than in respect of the Initial Purchaser Note), and each Originator agrees that it shall not interpose any such claims, offsets or defenses as a defense to its performance of its obligations under the Transaction Documents to which it is a party.

         SECTION 6.5. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Parent nor any Originator may assign any of its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Initial Purchaser and the Administrator. Without limiting any other rights that may be available under applicable law, the rights of the Initial

Purchaser may be enforced through it or by its agents and assignees.

         SECTION 6.6. Costs and Expenses. In addition to the rights of indemnification granted under Section 3.1 hereof, each of the Originators and the Parent jointly and severally agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including audit fees and expenses generated by an internal or external auditor appointed by the Administrative Agent for the periodic auditing of Pool Receivables) of this Agreement, the Amended and Restated Liquidity Asset Purchase Agreement, the Amended and Restated Parallel Asset Purchase Agreement, any asset purchase agreement, reimbursement agreement, letter of credit or similar agreement relating to the sale or transfer of interests in Purchased Interests and the other documents and agreements to be delivered hereunder, including, without limitation, Attorney Costs for the Administrator, the Issuer, the Administrative Agent and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer, the Administrative Agent and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including Attorney Costs), of the Administrator, the Issuer, the Administrative Agent, the Parallel Purchasers and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

         SECTION 6.7.               No Proceedings; Limitation on Payments.

         (a) Each party hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Initial Purchaser or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note is paid in full.

         (b) Notwithstanding any provisions contained in this Agreement to the contrary, the Initial Purchaser shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless the Initial Purchaser has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment.

         SECTION 6.8.               GOVERNING LAW AND JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING
EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE

EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NONPERFECTION) OF THE INTERESTS OF THE INITIAL PURCHASER IN THE POOL RECEIVABLES AND THE OTHER ITEMS DESCRIBED IN SECTION 1.10(b) IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 6.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 6.10. Survival of Termination. The provisions of Section 1.11,
Section 2.3, Article , Article V, Section 6.4, Section 6.6, Section 6.7, Section 6.8, Section 6.11, and of this Section 6.10, shall survive any termination of this Agreement.

         SECTION 6.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 6.12. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. The Exhibits, Schedules and Annexes to this Agreement shall be deemed incorporated by reference into this Agreement as if set forth herein.

         SECTION 6.13. Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     OWENS & MINOR MEDICAL, INC., as an
                                     Originator and as Servicer


                                     By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: Vice President & Treasurer

                                     4800 Cox Road
                                     Richmond, Virginia 23060

                                     Attention:  Michael W. Lowry
                                     Telephone:           804/747-9794
                                     Facsimile:  804/965-5403

                                     STUART MEDICAL, INC.,
                                     as Originator


                                     By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: Vice President & Treasurer

                                     4800 Cox Road
                                     Richmond, Virginia 23060

                                     Attention:  Michael W. Lowry
                                     Telephone:           804/747-9794
                                     Facsimile:  804/965-5403

                                     OWENS & MINOR, INC., as Guarantor



                                     By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: Vice President & Treasurer

                                     4800 Cox Road
                                     Richmond, Virginia 23060

                                     Attention:  Michael W. Lowry
                                     Telephone:           804/747-9794
                                     Facsimile:  804/965-5403

                                     O&M FUNDING CORP., as
                                     Initial Purchaser


                                     By:  /s/Richard F. Bozard
                                        Name:  Richard F. Bozard
                                        Title: Vice President & Treasurer

                                     4800 Cox Road
                                     Richmond, Virginia 23060

                                     Attention:  Michael W. Lowry
                                     Telephone:           804/747-9794
                                     Facsimile:  804/965-5403

                                    EXHIBIT I

                             CONDITIONS OF PURCHASES

         1. Conditions Precedent to Initial Purchase. The initial purchase under the Amended and Restated Purchase and Sale Agreement on or after the Restatement Effective Date is subject to the condition precedent that the Initial Purchaser shall have received each of the following (with copies to the Administrator), on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the Initial Purchaser and the Administrator:

                  (a) The Amended and Restated Receivables Purchase Agreement, duly executed by the parties thereto, together with evidence reasonably satisfactory to the Initial Purchaser that all conditions precedent to the initial purchase of an undivided interest thereunder (other than any condition relating to the effectiveness of the purchase commitment under this Agreement) shall have been met;

                  (b) Duly executed copies of the Amended and Restated Parallel Asset Purchase Agreement;

                  (c) A duly executed counterpart of a contribution agreement (the "Contribution Agreement"), together with evidence that an additional capital contribution of Pool Receivables and Related Assets in an aggregate amount of not less than $7,500,000 shall have been made to the Initial Purchaser thereunder by O&M Medical; and

                  (d) Certified copies of (i) the resolutions of the respective Board of Directors of each of the Originators and the Parent authorizing the execution, delivery and performance by such Persons of the Amended and Restated Purchase and Sale Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Amended and Restated Purchase and Sale Agreement and the other Transaction Documents and (iii) the articles of incorporation and by-laws of each of the Originators and the Parent, to the extent not previously delivered to the Initial Purchaser and the Administrator in connection with the Original Purchase and Sale Agreement;

                  (e) A certificate of the Secretary or Assistant Secretary of each of the Originators and the Parent certifying the names and true signatures of the officers of such Persons authorized to sign the Amended and Restated Purchase and Sale Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from an Originator or the Parent in form and substance satisfactory to the Administrator, the

         Administrator shall be entitled to rely on the last such certificate delivered to it by such Originator; and

                  (f) Such other agreements, instruments, UCC financing statements, certificates, opinions and other documents as the Initial Purchaser or the Administrator may reasonably request.

         2. Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price paid to it for each purchase of Pool Receivables and Related Assets on any day, shall be deemed to have certified that its representations and warranties contained in Exhibit II to this Amended and Restated Purchase and Sale Agreement are true and correct on and as of such day, with the same effect as though made on and as of such day (except for representations or warranties expressly stated to have been made or given as of a specific date).

         3. Automatic Transfer of Title on Creation of Pool Receivable. Upon the creation of any Pool Receivable, such Pool Receivable and any Related Assets shall be automatically sold and transferred to the Initial Purchaser without further action, and title to such Pool Receivables and Related Assets shall vest in the Initial Purchaser, whether or not the conditions precedent to such purchase were in fact satisfied; provided that the Initial Purchaser shall not be deemed to have waived any claim it may have under the Amended and Restated Purchase and Sale Agreement for the failure by any applicable Originator in fact to satisfy any such condition precedent and no Originator shall be deemed to have waived any claim it may have under the Amended and Restated Purchase and Sale Agreement for payment of the Purchase Price of any Pool Receivables.

         4. Conditions Precedent to All Purchases. Each purchase under the Amended and Restated Purchase and Sale Agreement is subject to the condition precedent that the agreement of the Originators to sell Pool Receivables and Related Assets, and the agreement of the Initial Purchaser to purchase Pool Receivables and Related Assets, shall not have terminated pursuant to Section
2.3 of the Amended and Restated Purchase and Sale Agreement.

                                   EXHIBIT II

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Initial Purchaser to enter into the Amended and Restated Purchase and Sale Agreement and to make purchases thereunder, each Originator, as to matters relating to it or its Pool Receivables or other property, hereby represents and warrants as follows and the Parent makes all of the following representations and warranties except those set forth in clauses
(g), (i), (j), (l), (n), (o) and (r) herein:

                  (a) Organization and Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) Due Qualification; No Conflicts. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party, including, without limitation, its use of the proceeds of purchases, (i) are within its corporate powers,
         (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) its articles of incorporation or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and
         (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Amended and Restated Purchase and Sale Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it.

                  (c) Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by it of the Amended and Restated Purchase and Sale Agreement or any other Transaction Document to which it is a party other than (a) the filing of financing statements against O&M Medical and Stuart in the State Corporation Commission of Virginia and against Stuart in the Secretary of State of Pennsylvania and (b) comparable filings with respect to all other Originators in the jurisdiction provided in their respective Supplement to perfect the Initial Purchaser's interest in the Pool Receivables under the Amended and Restated Receivables Purchase Agreement.

                  (d) Binding Obligations. Each of the Amended and Restated Purchase and Sale Agreement and any other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e)      Financial Statements.

                           (i) The consolidated balance sheet of the Parent and
                  its Subsidiaries as of December 31, 1995, and the related consolidated statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal year then ended and
                  (y) the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of March 31, 1996, and the related consolidated and consolidating statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Originators and their Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995, there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Originators or the Parent or any of their Subsidiaries taken as a whole, the ability of any Originator or the Parent to perform its obligations under the Amended and Restated Purchase and Sale Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Amended and Restated Purchase and Sale Agreement or the other Transaction Documents.

                           (ii) The unaudited condensed balance sheet of the
                  Originators as of December 31, 1995, and the related condensed statements of income of the Originators for the fiscal year ended December 31, 1995, heretofore furnished to the Administrator, are the financial statements of the Originators routinely prepared for internal use.

                  (f) No Proceedings. There is no pending or threatened action or proceeding affecting either (x) any Originator and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole, which is before any Governmental Authority or arbitrator and which would reasonably be expected to materially adversely affect the business, operations, property, financial or other condition or operations of either (x) any Originator and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole, or their ability to perform their obligations under the Amended and Restated Purchase and Sale Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects or purports to affect the legality, validity or enforceability of the Amended and Restated Purchase and Sale Agreement or the other Transaction Documents.

                  (g) Quality of Title; Valid Sale; Etc. Upon its creation and prior to its sale to the Initial Purchaser under this Agreement, it is the legal and beneficial owner of each of the Pool Receivables and Related Assets free and clear of any Adverse Claim; and upon each purchase the Initial Purchaser shall acquire a valid and enforceable ownership interest in each Pool Receivable then existing or thereafter arising, in the Related Assets with respect thereto, and the items described in Section 1.2(c) of the Amended and Restated Purchase and Sale Agreement, free and clear of any Adverse Claim, which interest has been duly perfected; the Amended and Restated Purchase and Sale Agreement creates a valid ownership interest in favor of the Initial Purchaser in the items described in Section 1.10(b) of the Amended and Restated Purchase and Sale Agreement, free and clear of any Adverse Claims, which interest has, to the extent required, been duly perfected. No effective financing statement or other instrument similar in effect naming Initial Purchaser or any Originator as debtor and covering any Pool Receivable or Related Asset with respect thereto or any Lock-Box Account or any other item described in Section 1.10(b) of this Amended and Restated Purchase and Sale Agreement is on file in any recording office, except those filed in favor of the Initial Purchaser pursuant to the Amended and Restated Purchase and Sale Agreement and in favor of the Issuer pursuant to the Amended and Restated Receivables Purchase Agreement.

                  (h) Accuracy of Information. Each report (if prepared by an Originator or the Initial Purchaser or one of its Affiliates, or to the extent that information contained therein is supplied by an Originator or the Initial Purchaser or one of its Affiliates), information, exhibit, financial statement, document, book or record furnished or to be furnished at any time by or on behalf of it to the Initial Purchaser, the Issuer or the Administrator in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Principal Place of Business. The principal place of business and chief executive office (as such terms are used in the UCC) of each Originator and the office where each Originator keeps its records concerning the Receivables are located at the addresses referred to on Schedule I of the Amended and Restated Purchase and Sale Agreement (or in such Originator's Supplement) (or at such other addresses designated in accordance with paragraph (b) of Exhibit III), and except as set forth on Schedule I of this Agreement, during the six years prior to the initial purchase under the Amended and Restated Purchase and Sale Agreement such principal place of business, chief executive office and office where each Originator keeps its records concerning the Receivables were located in the Commonwealth of Virginia.

                  (j) Lock-Box Banks, Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of each Originator at such Lock-Box
         Banks, are specified in Schedule II to the Amended and Restated Purchase and Sale Agreement, and all Lock-Box
         Accounts are subject to Lock-Box Agreements.

                  (k) No Violation. It is not in violation of any order of any arbitrator or Governmental Authority which violation would reasonably be expected to have a material adverse effect on its business, operations, property or financial or other condition of the Originator.

                  (l) Proceeds. No proceeds of any purchase will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations G or U of the Federal Reserve Board.

                  (m) No Purchase and Sale Termination Events. No event has occurred and is continuing, or would result from a purchase, in respect of the Pool Receivables or Related Assets or from the application of the proceeds therefrom, which constitutes a Purchase and Sale Termination Event.

                  (n) Maintenance of Books and Records. It has accounted for each sale of Pool Receivables and Related Assets in its books and financial statements as sales, consistent with Generally Accepted Accounting Principles.

                  (o) Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

                  (p) Solvency. It is Solvent; and at the time of (and immediately after) each purchase pursuant to the Amended and Restated Purchase and Sale Agreement, such Originator shall have been Solvent.

                  (q) Compliance with Transaction Documents. It, as Servicer or Originator or guarantor, has complied in all material aspects with all of the terms, covenants and agreements contained in the Amended and Restated Purchase and Sale Agreement and the other Transaction Documents and applicable to it.

                  (r) Corporate Name. Its complete corporate name is set forth in the preamble to the Amended and Restated Purchase and Sale Agreement, and it does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except for those names set forth in Schedule I and except for names first used after the date of the Amended and Restated Purchase and Sale Agreement and set forth in a notice delivered to the Administrator pursuant to clause (b) of Exhibit III to the Amended and Restated Purchase and Sale Agreement.

                  (s) No Labor Disputes. There are no strikes, lockouts or other labor disputes against it or any of its subsidiaries, or, to the best of its knowledge, threatened against or affecting it or any of its subsidiaries, and no significant unfair labor practice complaint is pending against it or any of its subsidiaries or, to the best knowledge of it, threatened against any of them by or before any Governmental Authority that would have a material adverse effect on its business, operations, property or financial or other condition.

                  (t) Pension Plans. During the preceding twelve months, no steps have been taken to terminate any Pension Plan which was not fully funded, unless adequate reserves have been set aside for the funding thereof, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the applicable Originator of any material liability, fine or penalty.

                  (u) Investment Company Act. It is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                                   EXHIBIT III

                                    COVENANTS

         Until the later of the Purchase and Sale Termination Date and the Final Payout Date and as to matters relating to it or its Pool Receivables or other property, each Originator covenants as follows; and the Parent only covenants as set forth in clauses (a), (l) and (m) herein:

                  (a) Compliance with Laws, Etc. It shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Pool Receivables or the enforceability of any related Contract or the ability of the Originator to perform its obligations under any related Contract or under the Agreement.

                  (b) Location of Offices, Records and Books of Account; Change of Name, Mergers, etc.; Maintenance of Records, etc. Each Originator
         (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Pool Receivables at the address of such Originator set forth on Schedule I attached hereto or, upon at least 60 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Pool Receivables and related items (including without limitation the items described in Section 1.10(b) of this Amended and Restated Purchase and Sale Agreement) have been taken and completed and (ii) shall provide the Administrator with at least 60 days' written notice prior to making any change in such Originator's or the Initial Purchaser's name or making any other change in such Originator's or the Initial Purchaser's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. Each Originator also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Originator shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

                  (d) Ownership Interest, Etc. Each Originator shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable perfected ownership interest in the Pool Receivables, the Related Assets, and the items described in
         Section 1.2(c) of the Purchase and Sale Agreement, and an ownership interest in the items described in Section 1.10(b) of the Amended and Restated Purchase and Sale Agreement, in each case fully perfected and free and clear of any Adverse Claim, in favor of the Initial Purchaser, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Initial Purchaser under the Amended and Restated Purchase and Sale Agreement as the Administrator may request.

                  (e) Sales, Liens, Etc. Other than a sale to the Initial Purchaser as contemplated by the Amended and Restated Purchase and Sale Agreement, no Originator shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, (i) any item described in Section 1.10(b) of the Amended and Restated Purchase and Sale Agreement, (ii) any Originator Note or the Initial Purchaser Note or (iii) any post office box to which any payments in respect of any Receivable are sent, including, without limitation, any assignment of any right to receive income in respect of items contemplated by clause (i) or (ii) of this paragraph .

                  (f) Extension or Amendment of Pool Receivables. The applicable Originator shall not (i) extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or (ii) amend, modify or waive any term or condition of any related Contract in a way which would adversely affect the collectibility of any Receivable;

                                      III-2
         provided that this clause (f) shall not limit the ability of the Servicer to extend the maturity, adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in accordance with
         Section 4.2(a) of the Amended and Restated Receivables Purchase Agreement.

                  (g) Change in Business or Credit and Collection Policy. Without the written consent of the Administrator, no Originator shall make (i) any material change in the character of its business or in the Credit and Collection Policy, or (ii) any change at all in the Credit and Collection Policy that would adversely affect the collectibility of the Pool Receivables or the enforceability of any related Contract or the ability of the Originator to perform its obligations under any related Contract or under the Amended and Restated Purchase and Sale Agreement.

                  (h) Audits. Each Originator shall, from time to time during regular business hours as requested by the Administrator, permit the Administrator, or its agents or representatives, (i) to examine and make copies of and make abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Originator relating to Pool Receivables and the Related Assets, provided that copies of the related Contracts may only be made if the Servicer is not such Originator or if a Termination Event has occurred and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Assets or such Originator's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of such Originator having knowledge of such matters.

                  (i) Lock-Box Agreements; Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. No Originator shall add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Amended and Restated Purchase and Sale Agreement, or make any change in its instructions to Obligors regarding payments to be made to an Originator or payments to be made to any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

                  (j) Deposits to Lock-Box Accounts. Each Originator shall (i) instruct all Obligors (other than Obligors which customarily make direct payment to such Originator for

                                      III-3
         deposit in one of the Lock-Box Accounts designated on Schedule II as a "Deposit Account", provided that such Originator complies with Clause
         (ii) of this subsection (j)) to make payments of all Pool Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Pool Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. No Originator will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

                  (k) Marking of Records. At its expense, each Originator shall mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the Pool Receivables and related Contracts (and interests therein) have been sold in accordance with the Amended and Restated Purchase and Sale Agreement and the Amended and Restated Receivables Purchase Agreement.

                  (l) ERISA Matters. Each of the Originators and the Parent shall notify the Administrator as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by such Originator or the Parent or any other Person to terminate any Pension Plan which is not fully funded, unless adequate reserves have been set aside for the funding thereof, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that such Originator furnish a bond or other security to the PBGC or such Pension Plan or (iv) the occurrence of any other event concerning any Pension Plan which is reasonably likely to result in a material adverse effect.

                  (m) Separate Corporate Existence of the Initial Purchaser. Each of the Originators and the Parent hereby acknowledges that the Initial Purchaser, the Issuer and the Administrator are entering into the transactions contemplated by the Amended and Restated Purchase and Sale Agreement and by the Amended and Restated Receivables Purchase Agreement in reliance upon the Initial Purchaser's identity as a legal entity separate from its Affiliates.

                                      III-4

         Therefore, each of the Originators and the Parent shall take all steps to continue the Initial Purchaser's identity as such a separate legal entity and to make it apparent to third Persons that the Initial Purchaser is an entity with assets and liabilities distinct from those of its Affiliates and those of any other Person, and not a division of any of its Affiliates or any other Person. Without limiting the generality of the foregoing, each of the Originators and the Parent will, and will cause its Affiliates to, take such actions as shall be required in order that:

                           (i) The Initial Purchaser will be a limited purpose
                  corporation whose primary activities are restricted in its articles of incorporation to purchasing Pool Receivables from each Originator (or other Persons approved in writing by the Administrator), entering into agreements for the servicing of such Pool Receivables, selling undivided interests in the Pool Receivables to the Issuer and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                           (ii) At least one member of the Initial Purchaser's
                  Board of Directors shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any of its Affiliates;

                           (iii)  No director or officer of the Initial
                  Purchaser shall at any time serve as a trustee in bankruptcy for any of its Affiliates;

                           (iv) Any employee, consultant or agent of the Initial
                  Purchaser will be compensated from the Initial Purchaser's own bank accounts for services provided to the Initial Purchaser except as provided in the Amended and Restated Receivables Purchase Agreement in respect of the Servicing Fee. The Initial Purchaser will engage no agents other than a Servicer for the Pool Receivables, which Servicer (if an Affiliate) will be fully compensated for its services to the Initial Purchaser by payment of the Servicing Fee;

                           (v) The Initial Purchaser may incur indirect or
                  overhead expenses for items shared between the Initial Purchaser and any of its Affiliates which are not reflected in the Servicing Fee, such as legal, auditing and other professional services, but such expenses will be allocated to the extent practical on the basis of cost, it being understood that each of the Originators and the Parent shall jointly and severally pay all

                                      III-5
                  expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal and other fees;

                           (vi) The Initial Purchaser's operating expenses will not be paid by any of its Affiliates;

                           (vii) The Initial Purchaser will have its own
                  separate telephone number, stationery and bank checks signed by it and in its own name and, if it uses premises leased, owned or occupied by any of its Affiliates, its portion of such premises will be defined and separately identified and it will pay such other Affiliates reasonable compensation for the use of such premises;

                           (viii)  The books and records of the Initial
                  Purchaser will be maintained separately from those of its Affiliates;

                            (ix) The assets of the Initial Purchaser will be
                  maintained in a manner that facilitates their identification and segregation from those of its Affiliates; and the Initial Purchaser will strictly observe corporate formalities in its dealings with each of its Affiliates;

                             (x) The Initial Purchaser shall not maintain joint
                  bank accounts with any of its Affiliates or other depository accounts to which any of its Affiliates (other than O&M Medical (or any of its Affiliates) in its capacity as the Servicer under the Amended and Restated Purchase and Sale Agreement or under the Amended and Restated Receivables Purchase Agreement) has independent access;

                            (xi) The Initial Purchaser shall not, directly or
                  indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other O&M Party or any Affiliate of any other O&M Party unless it pays a proportional share of the premium relating to any such insurance policy;

                           (xii) The Initial Purchaser will maintain arm'slength
                  relationships with each other O&M Party and each Affiliate of such other O&M Party. Any of its Affiliates that renders or otherwise furnishes services or merchandise to the Initial Purchaser will be compensated by the Initial Purchaser at market rates for such services or merchandise;

                                      III-6

                           (xiii) Neither the Initial Purchaser, on the one
                  hand, nor any other O&M Party or any of its Affiliates, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions in respect of the daily business and affairs of the other; and

                           (xiv) Every representation and warranty of each of
                  the O&M Parties contained in the Officer's Certificates (the "Certificate") delivered in connection with the opinion of Hunton & Williams pursuant to Section 1(j) of Exhibit II of the Amended and Restated Receivables Purchase Agreement, a true copy of which Certificate is attached hereto as Annex C, is true and correct in all material respects as of the date hereof; and each of the O&M Parties shall comply with all of its respective covenants and other obligations set forth in the Certificate.

                                      III-7

                                   EXHIBIT IV

                      PURCHASE AND SALE TERMINATION EVENTS

         Each of the following events or occurrences described in this Exhibit IV shall constitute a "Purchase and Sale Termination Event":

                  (a) (i) the Servicer (if O&M Medical or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under any Transaction Document to which it is a party and such failure shall continue for two Business Days or (ii) any Person which is the Servicer shall fail to make when due any payment or deposit to be made by it under any Transaction Document to which it is a party and such failure shall continue for two Business Days; or

                  (b) Any Originator shall fail to make any payment required under any Transaction Document to which it is a party within two Business Days after the date on which such payment is due; or

                  (c) Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with any Transaction Document to which it is a party or any other information or report delivered by such Originator or the Servicer pursuant to the Amended and Restated Purchase and Sale Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) Any Originator shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document to which it is a party on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the earlier of (A) the date when the chief financial officer, treasurer, assistant treasurer or chief accounting officer of the applicable Originator (an "Originator Financial Officer") of the applicable Originator shall have knowledge thereof or (B) notice to the applicable Originator from the Administrator; or

                  (e) The Amended and Restated Purchase and Sale Agreement shall for any reason (other than pursuant to the terms thereof) (i) cease to create in favor of the Initial Purchaser a valid and enforceable perfected ownership interest in each Pool Receivable, the Related Assets, and the items described in Section 1.2(c) of the Amended and Restated Purchase and Sale Agreement, or (ii) cease to create, with respect to the items described in Section 1.10(b) of the Amended and Restated Purchase and Sale Agreement, a valid and enforceable ownership interest in favor of the Initial Purchaser, in each case free and clear of any Adverse Claim; or

                  (f) Parent or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Parent or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (f); or

                  (g) As of the last day of any calendar month, either (i) the Six Month Default Ratio shall exceed 4% or (ii) the Six Month Dilution Ratio shall exceed 5% or (iii) the Six Month Loss-to-Liquidation Ratio shall exceed 1.0% or (iv) the average of the Delinquency Ratios for the six consecutive Month End Dates ending with such last day shall exceed 30%; or

                  (h)      The Purchased Interest shall exceed 100%; or

                  (i) Any O&M Party shall contract, create, incur, assume or permit to exist any Lien with respect to any of its property of assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens; or

                  (j) The Tangible Net Worth of Initial Purchaser shall at any time be less than $10,000,000; or

                  (k)      Any Change of Control shall occur.

                  (l)  A Termination Event of the type described in
         Exhibit VI to the Amended and Restated Receivables Purchase Agreement shall have occurred.

                                   SCHEDULE I

                            TRADE NAMES AND LOCATIONS

                            TRADE NAMES AND LOCATIONS

Owens & Minor Medical, Inc.
Address:          4800 Cox Road
                  Richmond, Virginia 23060

Former Corporate Names:
                  Owens & Minor, Inc.

Stuart Medical, Inc.
Address:          4800 Cox Road
                  Richmond, Virginia 23060

Former Corporate Names:
                  Stuart's Drug and Surgical Supply, Inc.

Former Address:
                  1 Stuart Plaza
                  Donohue - Luxer Road
                  Greenburg, Pennsylvania 15601

                                   SCHEDULE II

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Applicable Originator             Lock-Box Bank                 Lock-Box Account

                                     ANNEX A

                         FORM OF INITIAL PURCHASER NOTE

                         NON-NEGOTIABLE PROMISSORY NOTE

                                                            ____________, 199_

         FOR VALUE RECEIVED, the undersigned, O&M FUNDING CORP., a Virginia corporation (the "Initial Purchaser"), promises to pay to [NAME OF ORIGINATOR], a ____________ corporation (the "Originator"), on the terms and subject to the conditions set forth herein and in the Amended and Restated Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables and Related Assets purchased and to be purchased by the Initial Purchaser pursuant to the Purchase and Sale Agreement (subject to adjustment pursuant to Section 1.8 of such Purchase and Sale Agreement). Such amount as shown in the records of the Servicer will be rebuttable presumptive evidence of the principal amount owing under this Note.

         1. Purchase and Sale Agreement. This Note is an "Initial Purchaser Note" described in, and is subject to the terms and conditions set forth in, that certain Amended and Restated Purchase and Sale Agreement, dated as of May __, 1996 (as the same may be amended, supplemented, or otherwise modified in accordance with its terms, the "Purchase and Sale Agreement"), between the Originators, the Servicer, and the Initial Purchaser. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Initial Purchaser and the Originator. In the case of any conflict between the terms of this Note and the terms of the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall control.

         2. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Purchase and Sale Agreement. In addition, as used herein, the following terms have the following meanings:

                  "Final Maturity Date" means the date that falls ninety one
         (91) days after the later of (x) the Purchase and Sale Termination Date and (y) the Final Payout Date.

                  "Junior Liabilities" means all obligations of the Initial Purchaser to the Originator under this Note.

                  "Senior Agent" means the Administrator.

                  "Senior Interests" means (a) the undivided percentage ownership interests acquired by the Issuer pursuant to the Amended and Restated Receivables Purchase Agreement and by the Administrative Agent on behalf of the Parallel Purchasers pursuant to the Amended and Restated Parallel Asset Purchase Agreement and (b) all obligations of the Initial Purchaser to the

         Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date.

                  "Senior Interest Holders" means, collectively, the Issuer, the Administrator, the Administrative Agent, the Parallel Purchasers, each Program Support Provider and their respective successors and assigns.

                  "Subordination Provisions" means, collectively, clauses (a) through (k) of Section 7 hereof.

         3. Interest. Subject to the Subordination Provisions, the Initial Purchaser promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day (a) prior to the final payment in full and in cash of the Senior Interests, at a variable rate per annum equal to the Discount Rate Percentage, determined as of the then most recent Payment Date, and (b) after such final payment, at a variable rate per annum equal to the Base Rate, as determined by the Servicer.

         4. Interest Payment Dates. Subject to the Subordination Provisions, the Initial Purchaser shall pay accrued interest on this Note on January 2 and July 1 of each calendar year and on the Final Maturity Date (or, if any such day is not a Business Day, the next succeeding Business Day). The Initial Purchaser also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

         7. Subordination Provisions. The Initial Purchaser covenants and agrees, and the Originator, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this Section :

                  (a) No payment or other distribution of the Initial Purchaser's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Note except to the extent such payment or other distribution is made pursuant to Sections 4 or 6 of this Note;

                  (b) (i) In the event of any Insolvency Proceeding, and (ii) on and after the occurrence of the Purchase and Sale Termination Date, the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Originator would be entitled except for this subsection shall be made directly to the Senior Agent (for the benefit of the Senior Interest Holders); and (y) the Originator hereby irrevocably agrees that the Issuer (or the Senior Agent acting on its behalf) and the Administrative Agent, in the name of the Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Insolvency Proceeding with respect to any and all claims of the Originator relating to the Junior Liabilities, in each case until the Senior Interests shall have been paid and performed in full and in cash.

                  (c) In the event that the Originator receives any payment or other distribution of any kind or character from the Initial Purchaser or from any other source whatsoever, in respect of the Junior Liabilities, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Originator to the Senior Agent (for the benefit of the Senior Interest Holders) forthwith. All payments and distributions received by the Senior Agent in respect of this Note, to the extent received in or converted into cash, may be applied by the Senior Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) paid or incurred by the Senior Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Senior Agent toward the payment of the Senior Interests in a manner determined by the Senior Agent to be in accordance with the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Parallel Asset Purchase Agreement; but as between the Initial Purchaser and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

                  (d) Upon the final payment in full and in cash of all Senior Interests, the Originator shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from the Initial Purchaser that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

                  (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between the Initial Purchaser, its creditors (other than the Senior Interest Holders) and the Originator, the Initial Purchaser's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Purchase and Sale Agreement or to affect the relative rights of the Originator and creditors of the Initial Purchaser (other than the Senior Interest Holders).

                  (f) The Originator shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Initial Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, the Junior Liabilities, or any rights in respect thereof or (ii) convert the Junior Liabilities into an equity interest in the Initial Purchaser, unless, in the case of each of clauses (i) and (ii) above, the Originator shall have received the prior written consent of the Administrator in each case.

                  (g) The Originator shall not, without the advance written consent of the Administrator and the Administrative Agent, commence, or join with any other Person in commencing, any Insolvency Proceedings with respect to the Initial Purchaser until at least one year and one day shall have passed since the Senior Interests shall have been finally paid and performed in full and in cash.

                  (h) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Insolvency Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

                  (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

                  (j) The Originator hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders;
         (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.

                  (k) These Subordination Provisions constitute a continuing offer from the Initial Purchaser to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.

         8. Amendments, Etc. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Initial Purchaser and the Originator, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, the Initial Purchaser shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

         10.  No Negotiation.  This Note is not negotiable.

         11.  Governing Law.  THIS NOTE SHALL GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
PRINCIPLES THEREOF).

         12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written.

                                   O&M FUNDING CORP., a Virginia
                                   corporation

                                   By:
                                     Title:

                                     ANNEX B

                             FORM OF ORIGINATOR NOTE

                                   DEMAND NOTE

                                                             ____________, 199_

         The undersigned, [NAME OF ORIGINATOR], a ____________ corporation (the "Originator"), for value received, promise to pay to the order of O&M FUNDING CORP., a Virginia corporation (the "Initial Purchaser"), ON DEMAND, the aggregate unpaid principal amount of all loans made by the Initial Purchaser to the Originator (the "Originator Loans") together with accrued interest on such amounts from time to time outstanding hereunder at the rate provided below. Such amounts as shown in the records of the Servicer (as such term is defined in the Purchase and Sale Agreement referred to below) will be rebuttable presumptive evidence of the principal amount owing under this Demand Note.

         The unpaid principal amount of each Originator Loan from time to time outstanding shall bear interest (which also shall be payable ON DEMAND) from (and including) the date on which such Originator Loan was made to (but excluding) the date on which such Originator Loan is paid in full (a) prior to the final payment in full and in cash of the Senior Interests (as such term is defined in the Initial Purchaser Note), at a variable rate per annum equal to the Discount Rate Percentage, determined as of the then most recent Payment Date, and (b) after such final payment, at a variable rate per annum equal to the Base Rate, as determined by the Servicer. Interest hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or, where appropriate, 366 days.

         This Demand Note is an Originator Note described in, and is subject to the terms and conditions set forth in, that certain Amended and Restated Purchase and Sale Agreement, dated as of May __, 1996 (as the same may at any time be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the "Purchase and Sale Agreement"), between the Originators, the Servicer, and the Initial Purchaser. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Initial Purchaser. All capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Purchase and Sale Agreement.

         All payments of principal and interest hereunder are to be made in lawful money of the United States of America in same day funds to the account designated from time to time by the Servicer to the Initial Purchaser.

         In addition to and not in limitation of the foregoing, the Originator further agrees, subject to any limitation imposed by applicable law, to pay all expenses, including without limitation reasonable Attorney Costs, incurred by the holder of this Demand Note in seeking to collect any amounts payable hereunder which are not paid when due.

         No failure or delay on the part of the Initial Purchaser or any other holder of this Demand Note in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Originator shall entitle it to any notice or demand in similar or other circumstances. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the holder hereof and (ii) all consents required for such action under the Transaction Documents shall have been given by the appropriate Persons.

         Upon the occurrence of any Insolvency Proceeding with respect to the Originator, the principal balance hereof and all interest accrued hereon shall be immediately due and payable, without demand, presentment, protest or notice of dishonor.

         Notwithstanding anything in this Demand Note to the contrary, the Originator shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law.

         THIS DEMAND NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                              [NAME OF ORIGINATOR]

                               By:
                                   Title:

                                     ANNEX C

                               OPINION CERTIFICATE